UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

NetPay International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-214549	81-2805555
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

C/O Shlomo Metzger

Harav Shaulzon 24 Unit 11

Har Nof, Israel 9540024

(Address of principal executive offices and Zip Code)

+972-58-432-3090

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2024, the Board appointed Igal Shusatri to the position of CEO, Chairman, and director and Shlomo Metzger to the positions of secretary and director, each to serve until his successor shall have been duly elected and qualified or until his earlier resignation or removal.

Igal Shustari, 63, has over 25 years’ experience in the technology sector. He is experienced in online security and payment methods. He has several computer security inventions. He was the CEO of TVG Technologies (NSDAQ: TVG) and was responsible for the promotion of the SmartChip which he had invented. For 20 years he has worked as a business development consultant targeting publicly quoted technology companies and managing projects on behalf of international investors.

Shlomo Metzger, 61, is an Israeli lawyer and business professional who holds several significant positions in the corporate world. He currently serves as a Board Member at Min Hagoren Development Ltd, a company involved in various development projects.

Metzger also holds a directorial position as a Board Member at E.S. Australia Israel Holdings Ltd, a company listed on the Tel Aviv Stock Exchange that focuses on investment activities.

In addition to his board memberships, Metzger has connections to BioLight Life Sciences Ltd, a company operating in the health technology sector.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETPAY INTERNATIONAL, INC.

	By:	/s/ Igal Shustari
	Name:	Igal Shustari
	Title:	Chief Executive Officer

Date: November 4, 2024